Exhibit 99.1

Cidara Therapeutics Announces Pricing of $20 Million Private Placement of Common Stock
SAN DIEGO, October 19, 2017 -- Cidara Therapeutics, Inc. (NASDAQ: CDTX), a biotechnology company developing novel anti-infectives including immunotherapies, today announced the pricing of a private placement of 3,360,000 shares of its common stock at a price of $6.00 per share. The syndicate of investors in the private placement was comprised of new and existing investors, including Great Point Partners, LLC, BB Biotech AG, Prosight Capital, Broadfin Capital, LLC and certain other institutional investors. The gross proceeds to Cidara from the private placement are expected to be approximately $20 million. The private placement is expected to close on or about October 24, 2017, subject to the satisfaction of customary closing conditions.
Cantor Fitzgerald & Co. acted as sole placement agent for the offering.
The securities described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock to be issued and sold in the private placement.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.
About Cidara Therapeutics
Cidara is a clinical-stage biotechnology company focused on developing new anti-infectives that have the potential to transform the standard of care and save or improve patients’ lives. The company is currently advancing its novel echinocandin antifungal, CD101 IV, through Phase 2 and developing CD201, its bispecific antibiotic immunotherapy, for the treatment of multi-drug resistant Gram-negative bacterial infections. CD101 IV has improved pharmacokinetics compared to existing echinocandins and has the potential for expanded utility across patient settings. CD101 IV is the only once-weekly product candidate in development for the treatment and prevention of life-threatening invasive fungal infections. CD201 is the first drug candidate selected from Cidara’s novel Cloudbreak™ platform, the first immunotherapy discovery platform designed specifically to create compounds that direct a patient’s immune cells to attack and eliminate bacterial, fungal or viral pathogens. Cidara is headquartered in San Diego, California. For more information, please visit www.cidara.com.

Forward Looking Statements
Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the completion, timing and size of the private placement described above. Risks that contribute to the uncertain nature of the forward-looking statements include risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the private placement, as well as risks and uncertainties associated with Cidara’s business and finances in general. These and other risks and uncertainties are described more fully in Cidara’s Form 10-Q most recently filed with the United States Securities and Exchange Commission. There can be no assurance that Cidara will be able to complete the private placement on the anticipated terms or at all. All forward-looking statements contained in this press release speak only as of the date on which they were made. Cidara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:
Robert H. Uhl
Westwicke Partners, LLC
Managing Director
(858) 356-5932
robert.uhl@westwicke.com
Media Contact:
Christy Curran
Sam Brown Inc.
(615) 414-8668
christycurran@sambrown.com